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                                     BYLAWS

                                       OF

                                    COHR INC.

                             A DELAWARE CORPORATION

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                                    ARTICLE I

                                     OFFICES


SECTION 1.1    REGISTERED OFFICE.

               The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

SECTION 1.2    OTHER OFFICES.

               The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS


SECTION 2.1    ANNUAL MEETINGS.

               The annual meeting of the stockholders shall be held each year at a time and place designated by the Board of Directors.

SECTION 2.2    NOTICE OF ANNUAL MEETINGS.

               It shall be the duty of the secretary to cause written notice of each annual meeting, stating the place, day and hour thereof, to be mailed or otherwise sent or delivered, not less than ten (10) days nor more than sixty
(60) days next preceding the date of such meeting, to each stockholder entitled to vote. Except as otherwise provided by a resolution or resolutions of the Board of Directors creating any series of Preferred Stock or by the laws of the State of Delaware, the holders of shares of the Common Stock issued and outstanding shall have and possess the exclusive right


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to notice of stockholders' meetings and exclusive power to vote. Any business may be transacted at such meeting, whether or not it is mentioned in the notice; provided that the general nature of the business must be stated in the notice in order for action to be taken thereon at an annual meeting.

SECTION 2.3    SPECIAL MEETINGS.

               Special meetings of the stockholders of the Corporation for any purpose or purposes whatsoever may be called at any time by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in these Bylaws, include the power to call such meetings, and such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any certificate filed under Section 151(g) of the Delaware General Corporation Law (or its successor statute as in effect from time to time), then such special meeting may also be called by the person or persons, in the manner, at the times, and for the purposes so specified. Every such call shall be in writing and shall state the purpose or purposes for which the meeting is called and no other business shall be transacted.

SECTION 2.4    NOTICE OF SPECIAL MEETINGS.

               Written notice of each special meeting of stockholders, stating the place, date and hour thereof, and the general nature of the business to be transacted, shall be mailed, or otherwise sent or delivered, by the secretary or other person authorized or required by law to give such notice, not less than ten (10) days nor more than sixty (60) days next preceding the date of such meeting, to each stockholder entitled to vote. Except as otherwise provided by a resolution or resolutions of the Board of Directors creating any series of Preferred Stock or by the laws of the State of Delaware, the holders of shares of the Common Stock issued and outstanding shall have and possess the exclusive right to notice of special meetings of stockholders and exclusive power to vote thereat.

SECTION 2.5    ADJOURNED MEETINGS AND NOTICE THEREOF.

               Any stockholders' meeting, whether a quorum is or is not present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy at the meeting, but no other business may be transacted at the meeting in the absence of a quorum except as provided in Section 2.6 of this Article II. When any annual or special meeting of the stockholders is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as

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hereinbefore stated, it shall not be necessary to give any notice of the time or place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which the adjournment is approved.

SECTION 2.6    QUORUM.

               The presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meeting of the stockholders shall, except as otherwise provided by law, constitute a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 2.7    PLACE OF STOCKHOLDERS' MEETINGS.

               Meetings of the stockholders shall be held at any place within or without the State of Delaware designated by the Board of Directors. In the absence of any such designation such meetings shall be held at the principal office of the Corporation.

SECTION 2.8    NO CONSENTS IN LIEU OF MEETINGS.

               No action which is required to be taken at any annual or special meeting of stockholders of the Corporation or which may be taken at any annual or special meeting of the stockholders may be taken without conducting a meeting; and no consent in writing to any such action of the stockholders shall be valid.

SECTION 2.9    PROXIES.

               Every stockholder entitled to vote may do so either in person or by one or more agents authorized by a written proxy executed by the person or his or her duly authorized agent and filed with the secretary of the Corporation, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

               A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

SECTION 2.10    RECORD DATE AND CLOSING STOCK BOOKS.

               The Board of Directors may fix a time, in the future, not more than sixty (60) nor less than ten (10) days prior to the date of any meeting of stockholders, or the date fixed for the payment


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of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the stockholders entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares, and in such case only stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of any such period. If no record date is fixed, as hereinbefore provided in this Section 2.10, then the record date shall be as provided in Sections 213(a) and 213(c) of the Delaware General Corporation Law.

SECTION 2.11    VOTING.

               At all meetings of the stockholders of the Corporation, the holders of shares of the Common Stock shall be entitled to one vote for each share of Common Stock held by them. Except as otherwise provided by a resolution or resolutions of the Board of Directors creating any series of Preferred Stock or by the laws of the State of Delaware, the holders of shares of the Common Stock issued and outstanding shall have and possess the exclusive right to notice of stockholders' meetings and exclusive power to vote. The holders of shares of the Preferred Stock issued and outstanding shall, in no event, be entitled to more than one vote for each share of Preferred Stock held by them unless otherwise required by law. Voting may be viva voce or by ballot; provided, that an election for directors must be by ballot if a stockholder demands election by ballot at the election and before the voting begins or if there are more than ten (10) stockholders present in person or by proxy at the meeting.

SECTION 2.12    STOCKHOLDER PROPOSALS.

               Unless, and to the extent, otherwise specified in applicable laws or regulations, all stockholder proposals for action at an annual or special meeting of stockholders shall be governed by the provisions of this Section.

               Any stockholder proposal for action at an annual or special meeting of stockholders, including any nomination for a directorship, shall be submitted in writing to the Corporation not less than one hundred fifty (150) days prior to the date of the meeting. Such written proposal shall state with specificity the nature of the action sought, including the form and text of proposed resolutions, reasonable explanations of the need for the


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action to be taken, and the age and business background and qualifications of a nominee for a directorship.

               Whether or not a proposal so submitted shall be presented for action at a meeting of the stockholders shall be at the sole discretion of the Board of Directors. Except as provided in this ARTICLE II, no proposal of a stockholder may be presented for action at any meeting of stockholders.



SECTION 2.13    ACTIONS WITHOUT A MEETING.

               No action may be taken by the stockholders except at an annual or special meeting of stockholders. No action may be taken by stockholders by written consent. The provisions of this Section 2.13 shall be inapplicable if, at the time of an action by Stockholders, there are no more than two (2) stockholders of the Corporation.


                                   ARTICLE III

                               BOARD OF DIRECTORS


SECTION 3.1    POWERS.

               The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

SECTION 3.2    EXACT NUMBER OF DIRECTORS.

               The exact number of directors of this Corporation shall be nine
(9) until this Section 3.3 shall be changed by the amendment thereof, not in contravention of the Certificate of Incorporation, duly adopted by the Board of Directors or by the stockholders.

SECTION 3.3    CLASS OF DIRECTORS, ELECTION AND TERM OF OFFICE.

               The Board of Directors shall be and is divided into three classes, Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending on the date of the annual



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meeting next following the date of their initial election, the directors first elected to Class II shall serve for a term ending on the date of the second annual meeting next following the date of their initial election, and directors first elected to Class III shall serve for a term ending on the date of the third annual meeting next following the date of their initial election. The foregoing notwithstanding, each director shall serve until his or her successor shall have been duly elected and qualified, unless he or she shall resign, die or be removed from office.

               At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless by reason of any intervening changes in the authorized number of directors, the Board shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

               Notwithstanding the provision that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, resignation or removal.

SECTION 3.4    VACANCIES AND REMOVAL.

               Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, or by a sole remaining director, and directors so chosen shall hold office for a term expiring at the Annual Meeting of Stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Unless there are no remaining Directors, stockholders shall have no right to fill a vacancy created on the Board of Directors for any reason.

               Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least sixty-seven percent (67%) of the total voting power of all outstanding securities entitled to vote generally in the election of directors of the Corporation, voting together as a single class.




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SECTION 3.5    ORGANIZATIONAL AND OTHER REGULAR MEETINGS.

               Immediately after each annual meeting of the stockholders, the directors shall hold a meeting (which may be designated as an organizational meeting), without call, for purposes of organization, the election of officers and the transaction of other business. Every such meeting shall be deemed to be a regular meeting.

               No other regular meetings of the Board of Directors need be held; however, other regular meetings of the Board of Directors may be held, without call, at such times as the Board may from time to time specify by resolution. No notice of any regular meeting of the Board of Directors need be given.

SECTION 3.6    SPECIAL MEETINGS.

               Special meetings of the Board of Directors for any purpose or purposes shall be held whenever duly called by the chairman of the board or the president, or by the president or secretary on the written request of any three
(3) directors.

SECTION 3.7    NOTICE OF SPECIAL MEETINGS.

               Written notice of the time and place of each special meeting of the Board of Directors shall be delivered personally or sent by mail or facsimile or other written form of communication, to each director. If the notice is personally delivered to a director, or if it is sent by confirmed facsimile or confirmed telex, it shall be so delivered or sent at least twenty-four (24) hours before the time fixed for the meeting; and if the notice is sent by mail, it shall be sent at least four (4) days before the time fixed for the meeting, with charges fully prepaid, addressed to him or her at his or her address, if any, shown on the records of the Corporation, or if no such address appears on such records, at the city or place in which the meetings of the Board of Directors are usually held.

               No notice of the objects or purposes of any special meeting of the Board of Directors need be given, and unless otherwise indicated in the notice thereof, any business of any nature may be transacted at such meeting.

SECTION 3.8    ADJOURNED MEETINGS.

               A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.



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               No notice of the time or place or purpose of holding an adjourned meeting need be given to any absent director if the time and place is fixed at the meeting adjourned.

SECTION 3.9    QUORUM.

               Subject to the provisions of Sections 3.4 and 3.8 of these Bylaws, a majority of the entire Board (as defined in Article SEVENTH of the Corporation's Certificate of Incorporation) shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors unless a greater number is required by these Bylaws or by the Certificate of Incorporation. A majority of the directors present at any meeting of the Board, whether a quorum shall be present or not, may adjourn the meeting from time to time without notice, other than announcement at the meeting, provided that the time so fixed shall not extend beyond the time for the next regular meeting of the Board.


SECTION 3.10    PLACE OF MEETINGS.

               Meetings of the Board of Directors may be held at any place within or without the State of Delaware which may be designated from time to time by or pursuant to authorization contained in either a prior resolution of the Board or a prior written consent signed by all of the members of the Board; and in the absence of such designation with respect to any meeting, and subject to the provisions of Section 3.11 of these Bylaws, the meeting shall be held at the principal office of the Corporation.

SECTION 3.11    CONSENT TO MEETINGS, ETC.

               The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 3.12    ACTION WITHOUT MEETING.

               Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board or committee. Any


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certificate or other document which relates to action taken without a meeting pursuant to this section shall state that the action was taken by unanimous written consent of the Board of Directors or the committee without a meeting, and that the Bylaws authorize the directors or committee to so act.

SECTION 3.13    TELEPHONIC CONFERENCES.

               Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 3.14    COMPENSATION OF DIRECTORS.

               Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be reimbursed their reasonable expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.


                                   ARTICLE IV

                                    OFFICERS


SECTION 4.1    DESIGNATION, QUALIFICATION, SELECTION AND
               TERM OF OFFICE OF OFFICERS.

               The officers of the Corporation shall include a chairman of the board, a president and chief executive officer, a vice president, a secretary and a treasurer (who shall be the chief financial officer unless otherwise designated by resolution of the Board of Directors, all of whom shall be chosen by the Board of Directors, and such other officers as shall be appointed in accordance with the provisions of Section 4.2 of these Bylaws. The chairman of the board must be a director, but no other officers need be a director. One person may hold two or more offices.

               The officers of the Corporation except those appointed in accordance with the provisions of Section 4.4 of these Bylaws shall be elected by the Board of Directors at the annual organizational


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meeting provided for in Section 2.1 of these Bylaws, and each shall hold and continue in office until he or she shall resign or shall be removed or otherwise become disqualified to serve or until his or her successor shall be elected and qualified. All officers shall serve at the pleasure of the Board unless otherwise provided by the terms of a written agreement between the officer and the Corporation duly approved by the Board or a committee of the Board having authority to so act.

SECTION 4.2    OTHER OFFICERS.

               The Board of Directors may, in its discretion, appoint one or more vice chairman of the board, one or more additional vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers, agents, and employees as it may deem necessary or advisable, each of whom shall have such powers and authority, and shall perform such duties as are or may be conferred or prescribed by these Bylaws or as the Board of Directors may from time to time direct or determine. The Board of Directors may delegate to any officer the power to appoint and to prescribe the authority and duties of any officer, agent or employee except of assistant secretaries, assistant treasurers, and those whose powers and duties are hereinafter in this Article IV specifically set forth. Subject to the provisions of this Article IV, any assistant secretary, or assistant treasurer, may exercise any of the powers of the secretary or the treasurer, respectively.

SECTION 4.3    REMOVAL AND RESIGNATION.

               Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or except in case of an officer chosen by the Board of Directors, by an officer upon whom such power of removal shall have been conferred by a majority of the directors acting at a regular or special meeting thereof.

               Subject to the provisions of any written agreement described in the last sentence of Section 4.1, any officer may resign at any time by giving written notice to the Board of Directors or to the president, or to the secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 4.4    VACANCIES.

               A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner provided in these Bylaws for regular appointments to such office except that the successor may be chosen at any regular or special meeting of the Board of Directors.


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SECTION 4.5    COMPENSATION.

               The amount of compensation which each officer shall receive, and the manner and time of its payment shall be fixed and determined by the Board of Directors, and subject to the provisions of any written agreement described in the last sentence of Section 4.1, may be altered from time to time by the Board at its pleasure. No officer shall be prevented from receiving such compensation by reason of the fact he or she is also a director of the Corporation.

SECTION 4.6    CHAIRMAN OF THE BOARD.

               The chairman of the board shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. He or she shall also have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

SECTION 4.7    VICE CHAIRMAN.

               In the absence or disability of chairman of the board, the vice chairmen, in order of their rank as fixed by the Board of Directors, or if not ranked, the vice chairmen designated by the Board of Directors, shall perform all the duties of the chairman of the board, and when so acting shall have all the powers of, and be subject to all the restrictions upon the chairman of the board. The vice chairmen shall have such other powers and perform such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors or the Bylaws.

SECTION 4.8    PRESIDENT.

               In the absence or disability of the chairman of the board, the president will perform all the duties of, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the chairman of the board. The president will be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the Corporation. He or she shall have the general powers and duties of management usually vested in the chief executive officer of a Corporation.

SECTION 4.9    VICE PRESIDENT.

               In the absence or disability of the president, the vice presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the vice president designated by the Board of Directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon the president. The vice presidents shall have such other powers and perform such other duties as from time


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to time may be prescribed for them, respectively, by the Board of
Directors or the Bylaws.

SECTION 4.10    SECRETARY.

               The secretary shall keep, or cause to be kept, a book of minutes, at the principal office or such other place as the Board of Directors may order, of all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at stockholders' meetings and the proceedings thereof.

               The secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses; the number and classes of shares held by each stockholder; the number and dates of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

               The secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board of Directors required by the Bylaws or by law to be given, and he or she shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

SECTION 4.11    TREASURER.

               The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open to inspection by any director.

               The treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the chairman of the board, the president, and directors, whenever they request it, an account of all of his or her transactions as treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws. Unless another officer is so designated by the Board of Directors, the treasurer shall be the


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chief financial officer and the principal accounting officer of the
Corporation.

                                    ARTICLE V

                                   COMMITTEES


SECTION 5.1    APPOINTMENT, POWERS AND PROCEEDINGS OF EXECUTIVE
                      COMMITTEE, AUDIT COMMITTEE, AND OTHER COMMITTEES.

               The Board of Directors shall, by resolution passed by a majority of the entire Board, designate an executive committee, an audit committee, a compensation committee and such other committees as the Board of Directors may deem appropriate, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to papers which may require it; but no such committee shall have the power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders a dissolution of the Corporation, or a revocation of a dissolution, or a sale, lease or exchange of all or substantially all of the Corporation's property and assets, or amend the Bylaws of the Corporation; and, unless the enabling resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. The Board shall prescribe from time to time the manner in which proceedings of the committees shall be called and conducted.


                                   ARTICLE VI

                                     OFFICES


SECTION 6.1    PRINCIPAL OFFICE.

               The principal office for the transaction of the business of the Corporation is hereby fixed and located at 201 North Figueroa Street, Suite 400, Los Angeles, California 90012. The Board of Directors is hereby granted full power and authority to change said principal office location. Any such change shall be noted on the Bylaws by the secretary, opposite this section, or this section may be amended to state the new location.


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SECTION 6.2    OTHER OFFICES.

               Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the Corporation is qualified to do business.


                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS


SECTION 7.1    SEAL.

               The Board of Directors shall provide a suitable seal containing the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware", and may alter the same at its pleasure. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced upon appropriate documents and instruments.

SECTION 7.2    STOCK CERTIFICATES.

               A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each stockholder when any such shares are fully paid up. Such certificates shall be in such form as the Board may approve from time to time, having regard for the requirements of any exchange upon which the capital stock of the Corporation may be traded. All such certificates shall be signed by the chairman of the board, the president or a vice president and the secretary or an assistant secretary, or be authenticated by facsimiles of such signatures. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk, and be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers, before issuance. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

               Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board of Directors or the Bylaws may provide; provided, however, that any such certificate so issued prior to full payment shall state the amount of the consideration to be paid therefor and the amount paid thereon.


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



SECTION 7.3    TRANSFER AGENTS AND REGISTRARS.

               The Board of Directors may appoint and remove transfer agents and registrars of transfers, and notwithstanding any of the provisions of Section
7.2 of these Bylaws that may be construed to the contrary, may, in the discretion of the Board, require all stock certificates, warrants, scrip certificates or scrip warrants to bear the signature of any such transfer agent or of any such registrar of transfers.

SECTION 7.4    REGISTERED STOCKHOLDERS.

               The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

SECTION 7.5    LOST OR DESTROYED CERTIFICATES.

               In case any certificate for shares, or any bond, debenture or other security issued by this Corporation, or by any Corporation of which it is the lawful successor, is lost or destroyed, the Board of Directors may authorize the issuance of a new instrument therefor, on such terms and conditions as the Board may determine, after proof of such loss or destruction satisfactory to the Board of Directors, and it may, in its discretion, require a bond or other security, in an adequate amount, as indemnity against any claim that may be made against this Corporation therefor. A new instrument may be issued without requiring any bond or security when, in the judgment of the Board, it is proper to do so.

SECTION 7.6    REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

               Any one of the chairman of the board, the president or any vice president together with any one of the secretary or any assistant secretary of this Corporation may vote, exercise written consents with respect to, or otherwise represent, on behalf of this Corporation, any and all shares of any other corporation or corporations standing in the name of this Corporation, and may exercise, on behalf of this Corporation, any and all rights incidental to said shares. Such authority may be exercised by such officers acting in person, or by any other person or persons authorized, by proxy or power of attorney signed by said officers, to vote or represent such shares.

SECTION 7.7    CHECKS, DRAFTS, ETC.

               All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, and any and all securities owned or held by the Corporation requiring signature for transfer, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

SECTION 7.8    CONTRACTS, ETC., HOW EXECUTED.

               The Board of Directors, except as in the Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

SECTION 7.9    ANNUAL REPORTS AND FINANCIAL STATEMENTS.

               The Board of Directors of this Corporation shall cause an annual report to be sent to the stockholders within the times required by law.

               The annual report shall include the following:

               (a) An audited consolidated balance sheet, eliminating all intercompany transactions, of the Corporation and its subsidiaries as of such closing date.

               (b) Audited consolidated surplus and income statements thereof for the year ended on such closing date.

               Such financial statements shall be prepared from the books and records of the Corporation and shall be in accordance therewith. They shall be prepared in a form sanctioned by sound accounting practices for the kind of business carried on by the Corporation.

SECTION 7.10    INSPECTION OF BYLAWS.

               The Corporation shall keep in its principal office for the transaction of business, the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the stockholders at all reasonable times during office hours.



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



SECTION 7.11    RESIGNATIONS AND VACANCIES.

               Any director or committee member may resign at any time, by a resignation in writing which shall take effect at the time specified therein, or if no time is so specified such resignation shall take effect at the time of its receipt by the president or secretary, or other person authorized to perform and performing the duties of either office at the time of such receipt. The acceptance of a resignation shall not be necessary to make it effective, unless otherwise specified in the resignation. The persons (or person) having the authority to fill a vacancy to be created by a resignation tendered to take effect at a future time may elect or appoint a successor to take office when such resignation becomes effective.


                                  ARTICLE VIII

                          INDEMNIFICATION AND INSURING
                            OF DIRECTORS AND OFFICERS


SECTION 8.1    POLICY.

               It is the policy and intention of the Corporation to provide to its officers and directors broad and comprehensive indemnification from liability to the fullest extent permitted by law.

SECTION 8.2    RIGHT TO INDEMNIFICATION.

               Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of the State of Delaware against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 8.3, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such


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



proceeding (or part thereof) was initiated or authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, satisfactory to the Board, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

SECTION 8.3    RIGHT OF CLAIMANT TO BRING SUIT.

               If a claim under this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders), that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

SECTION 8.4    NON-EXCLUSIVITY OF RIGHTS.

               The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 8.5    INSURANCE.

               The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

SECTION 8.6    EXPENSES AS A WITNESS.

               To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

SECTION 8.7    INDEMNITY AGREEMENTS.

               The Corporation may enter into indemnity agreements with the persons who are members of its Board of Directors from time to time, and with such officers, employees and agents as the Board may designate, such indemnity agreements to provide in substance that the Corporation will indemnify such persons to the full extent contemplated by this Article.

SECTION 8.8    EFFECT OF REPEAL OR MODIFICATION.

               Any repeal or modification of this Article shall not result in any liability for a director with respect to any action or omission occurring prior to such repeal or modification.


                                   ARTICLE IX

                                   AMENDMENTS


SECTION 9.1    POWER OF SHAREHOLDERS.

               Except as otherwise provided from time to time by law or by the Certificate of Incorporation, the Bylaws, or any provision thereof, may be amended or repealed and new Bylaws may be adopted the affirmative vote of holders of not less than sixty-seven percent (67%) of the total voting power of all outstanding securities entitled to vote generally in the election of directors of the Corporation.

SECTION 9.2    POWER OF DIRECTORS.

               Subject to the right of stockholders to amend, repeal and adopt Bylaws, and to the provisions of the Bylaws as from time to time amended by the stockholders, the Bylaws, or any provision thereof, may be amended or repealed and new Bylaws may be adopted by a majority of the authorized number of directors.